Exhibit 99.1(1)

NYSE: WMB
Date:           May 5, 2010
Williams Reports First-Quarter 2010 Financial Results
•	Previously Announced Restructuring Charges Lead to Net Loss in 1Q

•	1Q Recurring Adjusted EPS is $0.36; Up 64% Over 1Q ‘09 Results:

•	Williams Partners Results Up on Higher NGL Margins

•	Higher Net Realized Prices Drive E&P Results

•	Guidance Updated for 2010-11

•	Recurring Adjusted EPS Guidance Introduced at $2.38 Midpoint for 2012

•	Quarterly Dividend Increased 14% to $0.125 per Share
Quarterly Summary Financial Information

Per share amounts are reported on a diluted basis. All amounts are	1Q 2010		1Q 2009
attributable to The Williams Companies, Inc.	millions	per share	millions	per share
Income (loss) from continuing operations	$(195)	$(0.33)	$2	—
Income (loss) from discontinued operations	2	—	(174)	(0.29)

Net loss	$(193)	$(0.33)	$(172)	$(0.29)

Recurring income from continuing operations*	$214	$0.37	$106	$0.18
After-tax mark-to-market adjustments	(6)	(0.01)	22	$0.04

Recurring income from continuing operations — after mark-to-market adjustments*	$208	$0.36	$128	$0.22

*	A schedule reconciling income from continuing operations to recurring income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
          TULSA, Okla. — Williams (NYSE: WMB) announced an unaudited net loss attributable to Williams, for first-quarter 2010 of $193 million, or $0.33 per share on a diluted basis, compared with a net loss of $172 million, or $0.29 per share on a diluted basis for first-quarter 2009.
          The net losses in both first-quarter 2010 and first-quarter 2009 were due to significant non-recurring items in each period.
          The first-quarter 2010 net loss was due to charges in conjunction with the strategic restructuring that transformed Williams Partners L.P. (NYSE: WPZ) into a leading diversified master limited partnership. The charges, totaling approximately $401 million after taxes, are comprised primarily of costs associated with Williams’ cash tender offer for debt, including the market-value premium.
          An improved commodity price environment in first-quarter 2010, compared with the recession-driven unusually low prices in first-quarter 2009, partially offset the negative effect of the restructuring charges in the first quarter. The 2009 period includes a significant loss from discontinued operations, primarily related to losses associated with the company’s operations in Venezuela.
          All prior-period comparisons in this news release are based on recast 2009 results. The recast results reflect the company’s structure following the strategic restructuring with Williams Partners L.P.
Recurring Results Adjusted for Effect of Mark-to-Market Accounting
          Recurring income from continuing operations, after adjustments to remove the effect of mark-to-market accounting for certain hedges and other derivatives in Exploration & Production, is $208 million, or $0.36 per share for first-quarter 2010. On the same adjusted basis, recurring income from continuing operations was $128 million, or $0.22 per share, for first-quarter 2009.
          The 64-percent improvement in recurring adjusted earnings per share during the first quarter is due to significant improvement in both Williams Partners and Exploration & Production results, which are detailed later in this press release.

Williams (NYSE: WMB) First-Quarter 2010 Financial Results — May 5, 2010	Page 1 of 6

          A reconciliation of the company’s income (loss) from continuing operations to recurring income from continuing operations and mark-to-market adjustments is available at www.williams.com and as an attachment to this news release.
CEO Comment
          “Williams delivered very strong results in the first quarter, with an improvement in our recurring adjusted earnings of more than 60 percent,” said Steve Malcolm, chairman, president and chief executive officer.
          “Williams Partners delivered substantial earnings and cash flow following the transformational restructuring in the first quarter,” Malcolm said.
          “Williams’ exploration and production business, which continues to benefit from being among the industry leaders in low drilling costs, also performed well. Our world-class resource in the Piceance Basin will enable us to substantially increase production when prices strengthen further.
          “We also have continued to diversify our drilling portfolio by adding to our presence in the Marcellus Shale. We have added to our position and now have approximately 45,000 net acres at an attractive average price of $2,800 per acre,” Malcolm said. “As always, we approach these opportunities for growth with financial discipline and a focus on long-term value creation.”
Guidance Updated for 2010-11, Introduced for 2012
          Williams is updating its commodity price assumptions and the related outlook for its consolidated financial results for 2010-11. It is also providing its initial commodity price assumptions and financial outlook for 2012. The assumptions and outlook are presented in the following chart.
Commodity Price Assumptions and
Financial Outlook

	2010						2011						2012
As of May 5, 2010	Low		Mid		High		Low		Mid		High		Low		Mid		High
Natural Gas ($/MMBtu):
NYMEX	$4.00		$4.50		$5.00		$4.50		$5.50		$6.50		$4.80		$5.95		$7.10
Rockies	$3.75		$4.20		$4.65		$4.25		$5.20		$6.15		$4.50		$5.60		$6.70
Avg. San Juan/Mid-Continent	$3.85		$4.35		$4.85		$4.35		$5.30		$6.25		$4.65		$5.75		$6.85

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$70		$80		$90		$71		$86		$101		$72		$87		$102
Crude to Gas Ratio	17.5	x	17.8	x	18.0	x	15.5	x	15.7	x	15.8	x	14.4	x	14.7	x	15.0	x
NGL to Crude Oil Relationship	54%		56%		57%		53%		54%		55%		52%		54%		55%

Average NGL Margins ($ per gallon)	$0.52		$0.64		$0.75		$0.51		$0.65		$0.78		$0.47		$0.60		$0.72

Capital Expenditures (millions)
Williams Partners	$975		$1,100		$1,225		$725		$900		$1,075		$805		$1,005		$1,205
Exploration & Production	1,200		1,350		1,500		1,200		1,600		2,000		1,500		2,000		2,500
Other	140		165		190		370		420		470		445		495		545

Total Capital Expenditures (1)	$2,325		$2,625		$2,925		$2,300		$2,925		$3,550		$2,750		$3,500		$4,250

Cash Flow from Continuing Operations	$2,225		$2,513		$2,800		$2,400		$3,050		$3,700		$2,600		$3,575		$4,550

Recurring Adj. Segment Profit (millions) (2)
Williams Partners	$1,385		$1,585		$1,785		$1,450		$1,695		$1,940		$1,525		$1,770		$2,015
Exploration & Production after MTM adj.	350		450		550		350		788		1,225		500		1,250		2,000
Other	135		160		185		160		190		220		185		223		260

Total Recurring Adj. Segment Profit (3)	$1,875		$2,188		$2,500		$2,000		$2,700		$3,400		$2,225		$3,250		$4,275

Recurring Adj. Earnings Per Share (4)	$1.00		$1.28		$1.55		$1.15		$1.83		$2.50		$1.40		$2.38		$3.35

(1)	Sum of the ranges for each business line does not necessarily match total range.

(2)	Recurring Adj. Segment Profit is adjusted to remove the effect of mark-to-market accounting. The Recurring Adjusted earnings amounts are non-GAAP measures. Reconciliations to the most relevant GAAP measures for 1Q 2010 are attached to this news release. There are no nonrecurring items reflected in the future periods.

(3)	Sum of the ranges for the business units does not match the consolidated total due to the offsetting effect of natural gas prices within the business units. Also, corporate is not presented separately but is included in the total.

(4)	Recurring Earnings Per Share is adjusted to remove the effect of mark-to-market accounting and is diluted. The Recurring Adjusted EPS is a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.
Business Segment Results
          Williams is now reporting its new business segment format following the strategic restructuring with Williams Partners L.P. The company’s business segments for financial reporting are Williams Partners, Exploration & Production, and Other.
          The Williams Partners segment includes the consolidated results of Williams Partners L.P.; Exploration & Production now includes the results of the former Gas Marketing segment; and the Other segment includes the company’s Canadian midstream and domestic olefins businesses and a 25.5-percent interest in the Gulfstream interstate natural gas pipeline system.
          The 2009 results have been recast to reflect the new reporting structure.
Consolidated Segment Profit (Loss)

	1Q
Amounts in millions	2010	2009
Williams Partners	$414	$252
Exploration & Production	162	76
Other	27	(60)

Consolidated Segment Profit	$603	$268

Recurring Consolidated Segment Profit After Mark-to-Market Adjustments*

	1Q
Amounts in millions	2010	2009
Wiliams Partners	$409	$253
Exploration & Production	162	115
Other	27	8

Recurring MTM Adjustments (pretax)	(9)	36

Recurring Consolidated Segment Profit After Mark-to-Market Adjustments
	$589	$412

*	A schedule reconciling income from continuing operations to recurring income from continuing operations and mark-to-market adjustments (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.
Williams Partners
          Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquid (NGL) fractionation; and oil transportation.
          For first-quarter 2010, Williams Partners reported segment profit of $414 million, compared with $252 million for first-quarter 2009. The significant increase in segment profit reflects significantly higher NGL margins from Williams Partners’ midstream business. Much higher NGL prices, compared with the unusually

Williams (NYSE: WMB) First-Quarter 2010 Financial Results — May 5, 2010	Page 2 of 6

low first-quarter 2009 prices drove the higher NGL margins for the quarter. This benefit was partially offset by an increase in costs due to higher average natural gas prices. First-quarter 2010 NGL margins in the midstream business were also improved compared with fourth-quarter 2009.
          The gas pipeline business results declined slightly in the first quarter but were steady as expected.
          There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s first-quarter 2010 financial results news release, which is also being issued today.
Exploration & Production
          Exploration & Production includes natural gas production and development in the U.S. Rocky Mountains, San Juan Basin, Barnett Shale, Marcellus Shale, and oil and gas development in South America.
          The business reported segment profit of $162 million for first-quarter 2010, compared with segment profit of $76 million in first-quarter 2009.
          The increase in segment profit is due to higher net realized average prices on production partially offset by lower production volumes, reflecting the company’s decision to curtail drilling in 2009. During first-quarter 2010, Williams’ net realized average price for U.S. production was $5.01 per thousand cubic feet of natural gas equivalent (Mcfe), which was 19 percent higher than the $4.21 per Mcfe realized in first-quarter 2009.
          Additionally, first-quarter 2009 included expense of $34 million associated with contractual penalties from the early termination of drilling rig contracts.
          The chart below details Williams’ average daily natural gas production for first-quarter 2010. During 2009 the company reduced drilling activity in response to lower natural gas prices, resulting in lower production volumes in first-quarter 2010 compared to first-quarter 2009.
Average Daily Production

Amounts in million cubic feet equivalent of natural	1Q
gas (MMcfe)	2010	2009	Growth rate
Piceance Basin	632	710	-11%
Powder River Basin	238	265	-10%
Other Basins	232	250	-7%
U.S. Interests only	1,102	1,225	-10%
U.S. & International Interests	1,156	1,278	-10%
          The company plans to increase average daily domestic production throughout this year, with fourth-quarter 2010 volumes expected to be approximately 7-10 percent higher than first-quarter 2010 volumes. Overall average annual daily production for 2010 is expected to be consistent with 2009 volumes.
Other
          The Other segment reported first-quarter 2010 segment profit of $27 million, compared with a segment loss of $60 million for first-quarter 2009.
          The significant improvement in the segment results is due primarily to the absence of a nonrecurring $75 million impairment of the company’s equity investment in Accroven during first-quarter 2009. The improvement in recurring segment profit was driven by higher production margins from the Canadian midstream and domestic olefins businesses.
Analyst Meeting in New York City on May 11
     Williams’ management will host an analyst meeting in New York City on Tuesday, May 11. During the meeting, the company’s senior management will present highlights and an overview of Williams’ and Williams Partners L.P.’s natural gas businesses.

Williams (NYSE: WMB) First-Quarter 2010 Financial Results — May 5, 2010	Page 3 of 6

          The meeting will begin at 8:30 a.m. EDT. The morning session will focus on overviews of Williams and Williams Partners, plus in-depth presentations on Williams Partners’ midstream and gas pipeline businesses; the afternoon session will feature an in-depth presentation on Williams’ exploration and production business.
          Both sessions will be broadcast live via webcast. Participants are encouraged to access the webcast at www.williams.com or www.williamslp.com. Slides will be available the morning of May 11 on both web sites for viewing, downloading and printing. A replay of the analyst meeting webcast will be available for two weeks following the event at the web sites listed above.
Today’s Analyst Call
          Management will discuss the first-quarter 2010 results and outlook during a live webcast beginning at 9:30 a.m. EDT today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williams.com.
          A limited number of phone lines also will be available at (888) 378-0344. International callers should dial (719) 785-1767. Replays of the first-quarter webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williams.com following the event.
Form 10-Q
          The company plans to file its first-quarter 2010 Form 10-Q with the SEC today. The document will be available on both the SEC and Williams websites.
About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 84-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Travis Campbell
Williams (investor relations)
(918) 573-2944

Sharna Reingold
Williams (investor relations)
(918) 573-2078

David Sullivan
Williams (investor relations)
(918) 573-9360
# # #
Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

Williams (NYSE: WMB) First-Quarter 2010 Financial Results — May 5, 2010	Page 4 of 6

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Williams (NYSE: WMB) First-Quarter 2010 Financial Results — May 5, 2010	Page 5 of 6

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 26, 2010, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB) First-Quarter 2010 Financial Results — May 5, 2010	Page 6 of 6

Financial Highlights and Operating Statistics
(UNAUDITED)
Final
March 31, 2010

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Recurring Earnings
(UNAUDITED)

	2009					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2	$123	$141	$172	$438	$(195)

Income (loss) from continuing operations — diluted earnings per common share	$—	$0.21	$0.24	$0.29	$0.75	$(0.33)

Nonrecurring items:

Williams Partners (WP)
Gain on sale of base gas from Hester storage field	$—	$—	$—	$—	$—	$(5)
Gain on sale of Cameron Meadows	—	—	—	(40)	(40)	—
Involuntary conversion gain related to Ignacio	1	—	(5)	—	(4)	—
Restructuring transaction costs	—	—	—	1	1	—
Unclaimed property assessment accrual — TGPL	—	—	—	3	3	—
Unclaimed property assessment accrual — NWP	—	—	—	1	1	—

Total Williams Partners nonrecurring items	1	—	(5)	(35)	(39)	(5)

Exploration & Production (E&P)
Penalties from early release of drilling rigs	34	(2)	—	—	32	—
Impairments of certain natural gas properties	5	—	—	15	20	—
Depletion expense adjustment related to new guidance	—	—	—	14	14	—
Unclaimed property assessment accrual	—	—	—	1	1	—
Reserve for/(recovery of) receivables from bankrupt counterparty	—	—	—	(4)	(4)	—
Accrual for Wyoming severance taxes	—	3	(4)	(4)	(5)	—

Total Exploration & Production nonrecurring items	39	1	(4)	22	58	—

Other
Loss from Venezuela investment	68	—	—	—	68	—

Total Other nonrecurring items	68	—	—	—	68	—

Nonrecurring items included in segment profit (loss)	108	1	(9)	(13)	87	(5)

Nonrecurring items below segment profit (loss)
Loss associated with Venezuela investment — E&P	11	—	—	—	11	—
Impairment of cost-based investment — Corporate	—	—	7	—	7	—
Reversal of litigation contingency — Corporate	—	(5)	—	—	(5)	—
Early debt retirement costs — Corporate	—	—	—	—	—	606
Acceleration of unamortized debt costs related to credit facility amendment — Corporate	—	—	—	—	—	3
Acceleration of unamortized debt costs related to credit facility amendment — Williams Partners	—	—	—	—	—	1
Restructuring transaction costs — Corporate	—	—	—	1	1	33
Restructuring transaction costs — Williams Partners	—	—	—	—	—	6
Allocation of Williams Partners’ Restructuring transaction costs to noncontrolling interests	—	—	—	—	—	(4)

	11	(5)	7	1	14	645

Total nonrecurring items	119	(4)	(2)	(12)	101	640
Less tax effect for above items	(15)	1	1	5	(8)	(242)
Nonrecurring reduction of tax benefits on the Medicare Part D federal subsidy due to enacted healthcare legislation	—	—	—	—	—	11

Recurring income from continuing operations available to common stockholders	$106	$120	$140	$165	$531	$214

Recurring diluted earnings per common share	$0.18	$0.20	$0.24	$0.28	$0.90	$0.37

Weighted-average shares — diluted (thousands)	582,361	588,780	590,059	591,439	589,385	583,929

Note:	The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations
(UNAUDITED)

	2009					2010
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues	$1,922	$1,909	$2,098	$2,326	$8,255	$2,596

Segment costs and expenses:
Costs and operating expenses	1,444	1,392	1,537	1,708	6,081	1,922
Selling, general and administrative expenses	125	129	126	132	512	111
Other (income) expense — net	33	(1)	1	(16)	17	—

Total segment costs and expenses	1,602	1,520	1,664	1,824	6,610	2,033

Equity earnings	23	26	44	43	136	40
Loss from investments	(75)	—	—	—	(75)	—

Total segment profit	268	415	478	545	1,706	603

Reclass equity earnings	(23)	(26)	(44)	(43)	(136)	(40)
Reclass loss from investments	75	—	—	—	75	—
General corporate expenses	(40)	(38)	(40)	(46)	(164)	(85)

Operating income	280	351	394	456	1,481	478

Interest accrued	(162)	(167)	(168)	(164)	(661)	(164)
Interest capitalized	20	22	15	19	76	17
Investing income (loss)	(61)	24	39	44	46	39
Early debt retirement costs	—	—	—	(1)	(1)	(606)
Other income (expense) — net	(2)	1	(1)	4	2	(7)

Income (loss) from continuing operations before income taxes	75	231	279	358	943	(243)
Provision (benefit) for income taxes	56	80	87	136	359	(95)

Income (loss) from continuing operations	19	151	192	222	584	(148)
Income (loss) from discontinued operations	(243)	18	2	—	(223)	2

Net income (loss)	$(224)	$169	$194	$222	$361	$(146)
Less: Net income (loss) attributable to noncontrolling interests	(52)	27	51	50	76	47

Net income (loss) attributable to The Williams Companies, Inc.	$(172)	$142	$143	$172	$285	$(193)

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$2	$123	$141	$172	438	$(195)
Income (loss) from discontinued operations	(174)	19	2	—	(153)	2

Net income (loss)	$(172)	$142	$143	$172	$285	$(193)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$—	$0.21	$0.24	$0.29	$0.75	$(0.33)
Income (loss) from discontinued operations	(0.29)	0.03	—	—	(0.26)	—

Net income (loss)	$(0.29)	$0.24	$0.24	$0.29	$0.49	$(0.33)

Weighted-average number of shares used in computation (thousands)	582,361	588,780	590,059	591,439	589,385	583,929

Common shares outstanding at end of period (thousands)	580,072	582,933	583,101	583,432	583,432	583,840

Market price per common share (end of period)	$11.38	$15.61	$17.87	$21.08	$21.08	$23.10

Common dividends per share	$0.11	$0.11	$0.11	$0.11	$0.44	$0.11

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Recurring Segment Profit (Loss)
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Segment profit (loss):

Williams Partners	$252	$285	$347	$424	$1,308	$414
Exploration & Production	76	114	100	110	400	162
Other	(60)	16	31	11	(2)	27

Total segment profit	$268	$415	$478	$545	$1,706	$603

Nonrecurring adjustments:

Williams Partners	$1	$—	$(5)	$(35)	$(39)	$(5)
Exploration & Production	39	1	(4)	22	58	—
Other	68	—	—	—	68	—

Total segment nonrecurring adjustments	$108	$1	$(9)	$(13)	$87	$(5)

Recurring segment profit (loss):

Williams Partners	$253	$285	$342	$389	$1,269	$409
Exploration & Production	115	115	96	132	458	162
Other	8	16	31	11	66	27

Total recurring segment profit	$376	$416	$469	$532	$1,793	$598

Note:	Segment profit (loss) includes equity earnings and income (loss) from investments reported in investing income (loss) in the Consolidated Statement of Operations. Equity earnings results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues	$957	$1,081	$1,181	$1,293	$4,512	$1,458
Segment costs and expenses:
Costs and operating expenses	643	738	793	857	3,031	1,014
Selling, general and administrative expenses	70	71	72	76	289	59
Other (income) expense — net	(3)	3	(1)	(34)	(35)	(3)

Total segment costs and expenses	710	812	864	899	3,285	1,070

Equity earnings	5	16	30	30	81	26

Reported segment profit	252	285	347	424	1,308	414
Nonrecurring adjustments	1	—	(5)	(35)	(39)	(5)

Recurring segment profit	$253	$285	$342	$389	$1,269	$409

Exploration & Production
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Production	$523	$487	$509	$550	$2,069	$571
Gas management	411	275	344	450	1,480	556
Hedge ineffectiveness and forward mark-to-market gains (losses)	10	(1)	—	9	18	9
International	17	17	20	21	75	20
Other	15	31	6	11	63	12

Total revenues	976	809	879	1,041	3,705	1,168

Segment costs and expenses:
Depreciation, depletion and amortization (including International)	219	217	217	237	890	217
Lease and other operating expenses	72	62	61	63	258	64
Operating taxes	28	3	19	26	76	38
Exploration expense	13	21	4	20	58	5
Third party & affiliate gathering & processing	60	63	67	58	248	75
Selling, general and administrative expenses (including International)	47	47	47	49	190	44
Gas management expenses	422	278	357	463	1,520	558
International (excluding DD&A and SG&A)	7	6	9	8	30	11
Other (income) expense — net	36	2	2	13	53	(1)

Total segment costs and expenses	904	699	783	937	3,323	1,011

Equity earnings	4	4	4	6	18	5

Reported segment profit	76	114	100	110	400	162

Nonrecurring adjustments	39	1	(4)	22	58	—

Recurring segment profit	$115	$115	$96	$132	$458	$162

Operating statistics
Domestic:
Total domestic net volumes (Bcfe)	110.3	107.3	105.6	108.3	431.5	99.2
Net domestic volumes per day (MMcfe/d)	1,225	1,180	1,148	1,177	1,182	1,102
Net domestic realized price ($/Mcfe) (1)	$4.205	$3.949	$4.183	$4.540	$4.220	$5.009
Production taxes per Mcfe	$0.254	$0.024	$0.182	$0.241	$0.176	$0.379
Lease and other operating expense per Mcfe	$0.649	$0.576	$0.581	$0.588	$0.599	$0.648

(1)	Net realized price is calculated the following way: production revenues (including hedging activities and incremental margins related to gas management activities) less gathering & processing expense divided by net volumes.

International:
Total volumes including Equity Investee (Bcfe)	6.1	6.1	6.4	6.5	25.1	6.1
Volumes per day (MMcfe/d)	67	68	69	71	69	68

Volumes net to Williams (after minority interest) (Bcfe)	4.7	4.9	5.0	5.1	19.7	4.8
Volumes net to Williams per day (MMcfe/d)	53	53	54	55	54	54

Total Domestic and International:
Volumes net to Williams (after minority interest) (Bcfe)	115.0	112.2	110.6	113.4	451.2	104.0
Volumes net to Williams per day (MMcfe/d)	1,278	1,233	1,202	1,232	1,236	1,156

Other
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues	$158	$170	$222	$230	$780	$278

Reported segment profit (loss)	(60)	16	31	11	(2)	27

Nonrecurring adjustments	68	—	—	—	68	—

Recurring segment profit (loss)	$8	$16	$31	$11	$66	$27

Operating statistics

Olefins
Olefins sales (Ethylene & Propylene) (million lbs)	462	445	437	384	1,728	396
Canadian NGL equity sales (million gallons)	36	30	37	23	126	23

Capital Expenditures and Investments
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Williams Partners	$159	$217	$248	$263	$887	$122
Exploration & Production	444	229	487	274	1,434	284
Other	9	19	17	21	66	22

Total*	$612	$465	$752	$558	$2,387	$428

Purchase of investments:
Williams Partners	$8	$115	$—	$8	$131	$9
Exploration & Production	—	—	1	—	1	2
Other	5	1	2	2	10	2

Total	$13	$116	$3	$10	$142	$13

Summary:
Williams Partners	$167	$332	$248	$271	$1,018	$131
Exploration & Production	444	229	488	274	1,435	286
Other	14	20	19	23	76	24

Total	$625	$581	$755	$568	$2,529	$441

Cumulative summary:
Williams Partners	$167	$499	$747	$1,018	$1,018	$131
Exploration & Production	444	673	1,161	1,435	1,435	286
Other	14	34	53	76	76	24

Total	$625	$1,206	$1,961	$2,529	$2,529	$441

Capital expenditures incurred and purchase of investments
Increases to property, plant and equipment	$484	$420	$809	$601	$2,314	$410
Purchase of investments	13	116	3	10	142	13

Total	$497	$536	$812	$611	$2,456	$423

* Increases to property, plant and equipment	$484	$420	$809	$601	$2,314	$410
Changes in related accounts payable and accrued liabilities	128	45	(57)	(43)	73	18

Capital expenditures	$612	$465	$752	$558	$2,387	$428

Depreciation, Depletion and Amortization and Other Selected Financial Data
(UNAUDITED)

	2009					2010
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Depreciation, depletion and amortization:
Williams Partners	$130	$131	$133	$137	$531	$134
Exploration & Production	219	217	218	236	890	217
Other	10	11	10	9	40	10
Discontinued Operations	8	—	—	—	8	—

Total	$367	$359	$361	$382	$1,469	$361

Other selected financial data:
Cash and cash equivalents	$1,785	$1,853	$1,640	$1,867	$1,867	$1,644

Total assets	$25,368	$25,026	$24,952	$25,280	$25,280	$25,129

Capital structure:
Debt
Current	$3	$13	$19	$17	$17	$10
Noncurrent	$8,278	$8,265	$8,258	$8,259	$8,259	$8,615
Stockholders’ equity	$8,326	$8,324	$8,307	$8,447	$8,447	$7,573
Debt to debt-plus-stockholders’ equity ratio	49.9%	49.9%	49.9%	49.5%	49.5%	53.2%

Adjustment to Remove MTM Effect
Dollars in millions except for per share amounts

	1st Quarter
	2010	2009
Recurring income from cont. ops available to common shareholders	$214	$106
Recurring diluted earnings per common share	$0.37	$0.18

Mark-to-Market (MTM) adjustments	(9)	36

Tax effect of total MTM adjustments	3	(14)

After tax MTM adjustments	(6)	22

Recurring income from cont. ops available to common shareholders after MTM adjust.	$208	$128
Recurring diluted earnings per share after MTM adj.	$0.36	$0.22

Weighted average shares — diluted (thousands)	583,929	582,361
Note: all amounts attributable to Williams
Adjustments have been made to reverse estimated forward unrealized MTM gains/losses and add estimated realized gains/losses from MTM previously recognized, i.e. assumes MTM accounting had never been applied to designated hedges and other derivatives.

Forecast guidance contribution

Dollars in millions, except per-share amounts	2010	2011	2012
Income from continuing operations:	$201 – 531	$685 – 1,495	$845-2,025
Non-recurring items (pretax)	640	—	—
Less taxes	231	—	—

Non-recurring-after tax	409	—	—
Recurring income from continuing ops	610 – 940	685 – 1,495	845 – 2,025
Recurring EPS	$1.02 – 1.57	$1.14 – 2.49	$1.40 – 3.35
Mark-to-market adjustment (pretax)	(20)	5	—
Less taxes @ 39%	(8)	2	—

Mark-to-market adjustment after tax	(12)	3	—
Inc. from cont ops after MTM adj.	598 – 928	688 – 1,498	845 – 2025
Inc. from cont ops after MTM adj. EPS	$1.00 – 1.55	$1.15 – 2.50	$1.40 – 3.35
Note: All amounts attributable to Williams; Diluted EPS

Non-GAAP Measures:
     This presentation includes certain financial measures, recurring earnings and recurring segment profit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Recurring earnings and recurring segment profit exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Both measures provide investors meaningful insight into the company’s results from ongoing operations. This presentation is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company. Neither recurring earnings nor recurring segment profit are intended to represent an alternative to net income or segment profit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
     Certain financial information in this presentation is also shown including mark-to-market adjustments for certain hedges and other derivatives in Exploration & Production, such as recurring income from continuing operations after mark-to-market adjustments and the related per share measures. This presentation is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses the mark-to-market adjustments to better reflect results on a basis that is more consistent with derivative portfolio cash flows and to aid investor understanding. The adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to these derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for these derivatives but does not substitute for actual cash flows. We also apply the mark-to-market adjustment and the recurring adjustments to present measures referred to as recurring segment profit or income from continuing operations after mark-to-market adjustments.